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                                                                     EXHIBIT 3.3




     (ENGLISH TRANSLATION OF JAPANESE LANGUAGE DOCUMENT FOR REFERENCE ONLY)




                         RULES OF THE BOARD OF DIRECTORS

Article 1 (Purpose)

The matters relating to the Board of Directors of the Company shall be as stipulated herein, as well as stipulated in laws and ordinances and/or the Company's Articles of Incorporation.

Article 2 (Meetings of the Board of Directors)

1 A regular meeting of the Board of Directors shall in principle be held once during a three-month period.

2 In addition to the preceding paragraph, an extraordinary meeting of the Board of Directors may be held in the case of necessity.

3 A meeting of the Board of Directors shall in principle be held in Tokyo.

Article 3 (Convener and Chairman)

The meetings of the Board of Directors shall be convened by the Chairman, and he shall act as chairman at such meetings. Should the position of the Chairman be vacant or should the Chairman be unable to act, the President shall act in his place, if the President is unable to act, another Director, by order determined in advance by the Board of Directors, shall act in his place.

Article 4 (Notice of Meeting)

1 A notice to convene a meeting of the Board of Directors shall be sent to each Director and Statutory Auditor two (2) weeks prior to the date of the meeting; provided that the above period may be shortened in the case of urgent necessity.

2 A meeting of the Board of Directors may be held without the procedures as stipulated in the preceding paragraph with the consent of all of the Directors and the Statutory Auditors.

Article 5 (Matters to Be Resolved)

The matters to be resolved at and to be reported to a meeting of the Board of Directors shall be as listed in the attached document.

Article 6 (Manner of Resolution)

All resolutions of the Board of Directors shall be adopted by a majority of the Directors present at such meeting, provided that a majority of all the Directors are present at such meeting.

Article 7 (Minutes)

An outline of the proceedings of the meeting of the Board of Directors and the results thereof shall be recorded in the minutes of the meeting, and the Directors and the Statutory Auditors present at the meeting shall affix their names and seal impressions to the minutes, which shall be kept at the head office of the Company.

Supplementary Provisions

1 Any amendment to these Rules shall be subject to the approval of the Board of Directors.

2        These Rules shall take effect on June 6, 2000.

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     (ENGLISH TRANSLATION OF JAPANESE LANGUAGE DOCUMENT FOR REFERENCE ONLY)




(Attached to Rules of the Board of Directors)

MATTERS TO BE RESOLVED AT AND TO BE REPORTED TO A MEETING OF THE BOARD OF DIRECTORS

        (Note) Numbers written in ( ) next to the items correspond to the articles of the Commercial Code(C), the Special Act regarding Auditing(S) and the Company's Articles of Incorporation(A).

MATTERS TO BE RESOLVED

1        Matters with regard to the Stock and/or meetings of Shareholders
         (1)     Deciding the kinds of share certificates (A10)
         (2)     Handling of share certificates (A10)
         (3)     Designation of the transfer agent and its place of business
                 (A11)
         (4)     Determination of Record Date (A12)
         (5)     Issuance of new shares (C280-2)
         (6) Disposal of the fractional shares generated by the allotment of new shares (C280-9-2)
         (7)     Split of shares (C218)
         (8) Convocation of meetings of shareholders and the proposals to be submitted thereto (C231)
         (9)     Conversion between par value and no par value shares (C213)

2        Matters with regard to Organization and Personnel
         (1) Establishment, change or abolition of branch offices or other important organizations (C260)
         (2) Appointment or dismissal of managers and other important business employees (C260)

3        Matters with regard to finance and accounting
         (1)     Crediting the reserve fund to the stated capital (C293-3)
         (2)     Issuance of corporate bonds(C296)
         (3)     Issuance of convertible bonds (C341-2)
         (4)     Issuance of bonds with preemptive rights to new shares
                 (C341-8)
         (5)     Approval of financial statements and their ancillaries (C231)
         (6)     Determination of Interim Dividends (C293-5)

4 Disposition or acquisition of important assets and borrowing of substantial amounts of money (C260)

5        Matters with regard to the Directors and Board of Directors
         (1)     Appointment of Representative Directors (C261)
         (2)     Appointment of Executive Directors (A20-2)
         (3)     Approval of a competitive transaction by a Director (C264)
         (4)     Approval of transactions between a Director and the Company
                 (C265)
         (5) Matters with regard to the organization and the procedures of the Board of Directors
         (6) Distribution of the Remuneration of Directors approved by the meeting of Shareholders

6        Other important business matters (C260)

7        Matters entrusted by the resolutions of meetings of Shareholders


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     (ENGLISH TRANSLATION OF JAPANESE LANGUAGE DOCUMENT FOR REFERENCE ONLY)




8 Other matters as stipulated in laws and ordinances and/or the company's articles of incorporation, and matters deemed to be necessary by the board of directors, the chairman or the president

MATTERS TO BE REPORTED

1        State of operations (C260)
         A Representative Director shall report to the Board of Directors on the state of operations one (1) or more times during a three (3) month period.

2        Material facts regarding competitive transactions by Directors (C264)
         A Director who is involved in a competitive transaction shall report to the Board of Directors on the material facts relating to such transaction without delay.

3 Material facts regarding a transactions between a Director and the Company (C265)
         A Director who is involved in a transaction with the Company shall report to the Board of Directors on the material facts relating to such transaction without delay.

4 Other matters as stipulated in the laws and ordinances and/or the Company's Articles of Incorporation, and matters deemed to be necessary by the Board of Directors, the Chairman or the President

                                  *    *    *

                                 REPRESENTATION

     The undersigned certifies that the foregoing is a fair and accurate English translation of the original Japanese language document.




                                   /s/ Tsunetoshi Ishibashi
                                   _______________________________________
                                   Tsunetoshi Ishibashi
                                   Chairman